Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 1, 2013, with respect to the consolidated financial statements and financial statement schedules included in the Annual Report of Mattress Firm Holding Corp. on Form 10-K for the year ended February 3, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Mattress Firm Holding Corp. on Form S-3 (File No. 333-197410, effective July 14, 2014) and Form S-8 (File No. 333-178698, effective December 22, 2011)

/s/ GRANT THORNTON LLP

Houston, Texas

April 3, 2015